STOCK PURCHASE AGREEMENT

                                   dated as of

                                February 25, 1997

                                     between

                       INTERNET COMMUNICATIONS CORPORATION

                                       and

                              INTERWEST GROUP, INC.

                                TABLE OF CONTENTS

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                                                                          ----

                                   ARTICLE I

                                 TRANSACTIONS..............................  1
             Section 1.1  Company and Purchaser............................  1
             Section 1.2  Adjustments......................................  1

                                  ARTICLE II

                                    CLOSING................................  2
             Section 2.1  Closing..........................................  2
             Section 2.2  Location of Closing..............................  2

                                  ARTICLE III

                             CONDITIONS OF CLOSING.........................  2
             Section 3.1  Conditions Precedent to Closing..................  2
             Section 3.2  Legends..........................................  5

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............  5
             Section 4.1  Corporate Existence and Power....................  5
             Section 4.2  Authorization; Contravention; Modifications......  6
             Section 4.3  Approvals........................................  6
             Section 4.4  Binding Effect...................................  6
             Section 4.5  Financial Information............................  6
             Section 4.6  Taxes............................................  7
             Section 4.7  Litigation.......................................  7
             Section 4.8  Compliance with Laws.............................  7
             Section 4.9  Insurance........................................  7
             Section 4.10  Debt............................................  8
             Section 4.11  No Default......................................  8
             Section 4.12  Capitalization..................................  8
             Section 4.13  Material Contracts.............................. 10
             Section 4.14   Fees for Brokers and Finders................... 10
             Section 4.15  Misstatements................................... 10


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                                                                          Page
                                                                          ----

             Section 4.16   No Restrictions on Purchaser................... 11
             Section 4.17  SEC Documents................................... 11
             Section 4.18  Absence of Certain Changes or Events............ 11
             Section 4.19  Director Approval............................... 11

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                               OF THE PURCHASER............................ 12
             Section 5.1  Corporate Existence and Power.................... 12
             Section 5.2  Authorization; Contravention..................... 12
             Section 5.3  Approvals........................................ 12
             Section 5.4  Binding Effect................................... 12
             Section 5.5  Litigation....................................... 12
             Section 5.6  Investment Intent................................ 13
             Section 5.7  Fees for Brokers and Finders..................... 13

                                  ARTICLE VI

                           COVENANTS OF THE COMPANY........................ 13
             Section 6.1  Affirmative Covenants............................ 13
             Section 6.2  Negative Covenants............................... 14

                                  ARTICLE VII

                      ADDITIONAL COVENANTS OF THE PARTIES.................. 15
             Section 7.1  Mutual Covenants of the Parties.................. 15
             Section 7.2  Additional Covenants of the Company.............. 16

                                 ARTICLE VIII

                           HART-SCOTT-RODINO FILING........................ 17
             Section 8.1  Best Efforts to Comply........................... 17
             Section 8.2  Exchange of Information.......................... 17

                                  ARTICLE IX

                                  TERMINATION.............................. 17


                                       ii
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                                                                          Page
                                                                          ----

             Section 9.1  Termination...................................... 17
             Section 9.2  Expenses and Fees................................ 18

                                   ARTICLE X

                                 MISCELLANEOUS............................. 18
             Section 10.1  Notices......................................... 18
             Section 10.2  No Waivers; Remedies; Specific Performance...... 19
             Section 10.3  Amendments, Etc................................. 19
             Section 10.4  Successors and Assigns.......................... 19
             Section 10.5  Accounting Terms and Determinations............. 19
             Section 10.6  Governing Law................................... 20
             Section 10.7  Counterparts; Effectiveness..................... 20
             Section 10.8  Severability of Provisions...................... 20
             Section 10.9  Headings and References......................... 20
             Section 10.10  Entire Agreement............................... 20
             Section 10.11  Survival....................................... 20
             Section 10.12  Exclusive Jurisdiction......................... 21
             Section 10.13  Waiver of Jury Trial........................... 21
             Section 10.14  Affiliate...................................... 21

                                      ANNEX

Annex A       -     Definitions

                                    EXHIBITS

Exhibit A     -     Form of Warrant
Exhibit B     -     Form of Amendment to Registration Rights Agreement

Exhibit 3.1(f)(1) - Certificate of Secretary of the Company
Exhibit 3.1(f)(2) - Certificate of Officer of the Company
Exhibit 3.1(f)(6) - Opinion of Counsel for the Company


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

                            STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT (the "Agreement") dated as of February 25, 1997 between INTERNET COMMUNICATIONS CORPORATION, a Colorado corporation (the "Company") and INTERWEST GROUP, INC. (the "Purchaser").

            Purchaser previously acquired common stock of the Company pursuant to an Amended and Restated Acquisition Agreement dated as of May 29, 1996 among the Company, the Purchaser and Interwest Acquisition One, Inc. (the "Prior Agreement").

            Terms not otherwise defined in this Agreement have the meanings stated in Annex A.

            The parties agree as follows:

                                    ARTICLE I

                                  TRANSACTIONS

            Section 1.1 Company and Purchaser. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase, accept and acquire from the Company:

                  (a) 631,579 shares of common stock, no par value, of the Company (the "Common Stock") (as such number of shares may be adjusted pursuant to Section 1.2 (a), the "Shares"), at a price of $4.75 per Share (as such price per Share may be adjusted pursuant to Section 1.2(a), the "Share Price"), payable in cash; and

                  (b) warrants substantially in the form of Exhibit A attached hereto (the "Warrants"), upon the exercise of which in accordance with the terms thereof the Company shall sell, issue and deliver to or at the order of the holder thereof up to 63,158 shares of Common Stock (as such number of shares may be adjusted pursuant to the terms of the Warrants, the "Warrant Shares"), on or before the date that is five years after the Closing Date, at an exercise price of $5.70 per Warrant Share (as such exercise price per share may be adjusted pursuant to the terms of the Warrants, the "Warrant Exercise Price").

            Section 1.2 Adjustments.

                   (a) The respective numbers of Shares and Warrant Shares and the Share

Price and Warrant Exercise Price, in each case as stated in this Section 1, shall in each case be adjusted in the event of any change in Common Stock by reason of the issuance of any Equity Securities, stock or other non-cash dividends, extraordinary cash dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like on or before the Closing Date, such that, in each case the Purchaser shall receive upon the payment of the Share Price and Warrant Exercise Price, as the case may be, the number and class of shares or other securities or property that would have been received in respect of a share of Common Stock, as the case may be, if the Closing Date had occurred immediately prior to such event, or the record date therefor, as applicable.

                  (b) No adjustment made pursuant to this Section 1.2 shall constitute or be deemed a waiver by the Purchaser of any breach of any of the representations, warranties or obligations of the Company contained in this Agreement.

                                   ARTICLE II

                                     CLOSING

            Section 2.1 Closing. The closing (the "Closing") of the transactions subject to Section 1.1 (the "Closing Transactions") shall take place on March 14, 1997 or, at the election of the Purchaser, on the second Business Day after the conditions precedent to the obligations of the parties under this Agreement with respect thereto shall have been satisfied or waived, as the case may be, or on such other date as the parties may agree in writing (the "Closing Date"), but in no event later than April 30, 1997.

            Section 2.2 Location of Closing. The Closing shall take place at the executive offices of the Company at its address stated on the signature pages of this Agreement or at such other location as agreed to by the parties.

                                   ARTICLE III

                              CONDITIONS OF CLOSING

            Section 3.1 Conditions Precedent to Closing. The respective obligations of each party under this Agreement with respect to the Transactions are subject to the satisfaction of each of the following conditions, unless waived by the party entitled to the benefit thereof, at or before the Closing:

                   (a) all waiting, review or appeal periods under the Hart-Scott-Rodino Act shall have terminated or expired;

                   (b) no Action shall be pending or, to the knowledge of a party, threatened against such party or any other person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the conclusion of the Closing Transactions;

                  (c) the Company is not in violation of or default, in any material respect, with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations;

                  (d) neither party (1) would be in violation of or default, in any material respect, with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations in connection with or as a result of the conclusion of the Closing Transactions, or (2) has received notice that, in connection with or as a result of the conclusion of the Closing Transactions, it is or would be in violation of or default, in any material respect, with respect to the same;

                  (e) the representations and warranties of the other party contained in each Transaction Document to which it is a party shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date;

                  (f) the other party shall have performed, in all material respects, all of its covenants and other obligations required by each Transaction Document required to be performed at or before the Closing; and

                  (g) the party shall have received from the other party the following, each dated the Closing Date, in form and substance reasonably satisfactory to the receiving party:

            (1) from the Company, a certificate of the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit 3.1(f)(1), with respect to (i) the certificate of incorporation or articles of incorporation, as the case may be, of the Company, (ii) the bylaws of the Company, (iii) the resolutions of the Board of Directors of the Company approving each Transaction Document to which the Company is a party and the other documents to be delivered by it under the Transaction Documents and (iv) the names and true signatures of the officers of the Company authorized to sign each Transaction Document to which the Company is a party and the other documents to be delivered by the Company under the Transaction Documents;

            (2) from the Company, a certificate of the President or a Vice President of the Company, substantially in the form of Exhibit 3.1(f)(2), to the effect that (i) the representations and warranties of the Company contained in the Transaction Documents to which it is a party are true and correct in all material respects as of the Closing Date, and (ii) the Company has performed, in all material respects, all covenants and other obligations required by the Transaction Documents to which it is a party to be performed by it at or before the Closing;

            (3) from the Company, certified copies, or other evidence satisfactory to the Purchaser, of all Approvals of all Governmental Bodies and other persons with respect to the Company referred to in Section 4.3;

            (4) from the Purchaser, certified copies, or other evidence satisfactory to the Company, of all Approvals of all Governmental Bodies and other persons with respect to the Purchaser referred to in Section 5.3;

            (5) from the Company, a certificate of the Secretary of State of the jurisdiction in which the Company is incorporated, dated as of a recent date, as to the good standing of and payment of taxes by the Company and as to the charter documents of the Company on file in the office of the Secretary of State; and

            (6) from the Company, a favorable opinion of one or more counsel for the Company, which together are substantially in the form of Exhibit 3.1(f)(6), and as to other matters reasonably requested by the receiving party.

                   (h) the Company shall have duly executed and delivered to the Purchaser one or more certificates representing the Shares;

                   (i) the Purchaser shall have delivered to the Company an amount in immediately available funds equal to the aggregate purchase price for the Shares;

                   (j) the Company and the Purchaser shall have executed and delivered the Amendment to Registration Rights Agreement substantially in the form of Exhibit B attached hereto, with such changes therein as shall have been approved by the Company and the Purchaser;

                   (k) the Company shall have executed and delivered to the Purchaser the Warrants substantially in the form of Exhibit A attached hereto, with such changes therein as the Company and the Purchaser shall have approved, and the Company shall have performed to the satisfaction of the Purchaser the obligations of the Company then required to be performed thereunder;

                   (l) Norwest Bank Colorado, N.A. ("Norwest") shall have waived all defaults by the Company under the Company's credit agreement with Norwest and the loan covenants in such credit agreement shall have been renegotiated to the satisfaction of Purchaser or its Affiliates; and

                   (m) the identity of the insurance carrier that shall provide the Company's director and officer liability insurance, and arrangements to compensate the Purchaser or its Affiliates for such insurance in the event that such insurance is provided under Purchaser's or its Affiliates' insurance policies, shall have been established to the satisfaction of Purchaser or its Affiliates.

            Section 3.2 Legends.

                   (a) Each certificate for Shares and Warrants and each certificate for Warrant Shares, and any certificate issued in exchange therefor or on conversion or upon transfer, except certificates issued in connection with a sale registered under the Securities Act and except as provided below, shall bear legends to the following effect:

            (1) "The securities represented by this certificate have not been registered under the Securities Act of 1933 and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

            (2) "The shares represented by this certificate are subject to the restrictions contained in the Registration Rights Agreement dated as of May 29, 1996, as amended, a copy of which is on file at the office of the Secretary of the Company."

                   (b) The legend stated in Section 3.2(a)(1) shall be removed by delivery of one or more substitute certificates without such legend if the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act.

                   (c) The legend stated in Section 3.2(a)(2) shall be removed at such time as the related securities are no longer subject to the Registration Rights Agreement, as amended, referenced therein.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants as follows:

            Section 4.1 Corporate Existence and Power. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado, (b) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (c) is duly qualified as a foreign corporation under the laws of each jurisdiction in which both (1) qualification is required either (i) to own, lease, license or use its properties now owned, leased, licensed and used or (ii) to carry on its business as now conducted and (2) the failure to be so qualified could materially and adversely affect either or both of (i) the business, properties, operations, prospects or condition (financial or otherwise) of the Company, and (ii) the ability of the Company to perform its obligations under any Transaction Document to which it is or may become a party and (d) has all necessary corporate power and authority to execute and deliver each Transaction Document to which it is or may become a party.

            Section 4.2 Authorization; Contravention; Modifications. Subject to obtaining the Approvals referred to in Section 4.3, the execution and delivery by the Company of each Transaction Document to which the Company is or may become a party and the performance by it of its obligations under each such Transaction Document have been duly authorized by all necessary corporate action and do not and will not (a) contravene, violate, result in a breach of or constitute a default under, (1) its articles of incorporation or bylaws, (2) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which the Company or any of its properties may be bound or affected or (3) any agreement, indenture or other instrument to which the Company is a party or by which the Company or its properties may be bound or affected or (b) result in or require the creation or imposition of any Lien on any of the properties now owned or hereafter acquired by the Company.

            Section 4.3 Approvals. Except with respect to the Approval that may be required under the Hart-Scott-Rodino Act, no Approval of any Governmental Body or other person is required or advisable on the part of the Company for (a) the due execution and delivery by the Company of any Transaction Document to which it is or may become a party, (b) the conclusion of the Closing Transactions, (c) the performance by the Company of its obligations under each Transaction Document to which it is or may become a party and (d) the exercise by the Purchaser of its rights and remedies under each such Transaction Document.

            Section 4.4 Binding Effect. Each Transaction Document to which the Company is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

            Section 4.5 Financial Information.

                   (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the last day of its latest complete fiscal quarter and as of the last day of its latest complete fiscal year (the "Balance Sheet Dates") and the related consolidated statements of operations, shareholders' equity and cash flows for the periods then ended, reported on by the independent public accountants of the Company and filed with the Securities and Exchange Commission in the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1996 and Annual Report on Form 10-K for the year ended January 31, 1996, true and complete copies of which have been delivered to the Purchaser, fairly present the consolidated financial position of the Company and its Consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended, in accordance with GAAP applied on a consistent basis except, in the case of the quarterly financial statements, the absence of footnotes and normal year-end adjustments, or as described in the footnotes to such financial statements or as disclosed in writing to the Purchaser, which writing makes reference to this Agreement or the Prior Agreement.

                   (b) The Company has made available to the Purchaser copies of each management letter delivered to the Company by the independent public accountants of the Company in connection with the financial statements referred to in this Section 4.5 or relating to any review by them of the internal controls of the Company and its Consolidated Subsidiaries during the three years ended on its Balance Sheet Date or thereafter, and has made available for inspection all reports and working papers produced or developed by them or management in connection with their examination of those financial statements, as well as all such reports and working papers for prior periods for which any liability of the Company and its Subsidiaries for Taxes has not been finally determined or barred by applicable statutes of limitation.

            Section 4.6 Taxes. Each of the Company and its Subsidiaries has filed all Tax Returns that are required to be filed with any Governmental Body and has paid all Taxes due pursuant to the Tax Returns or any assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of Tax Returns as to which the failure to file could not, individually or in the aggregate, have a Material Adverse Effect.

            Section 4.7 Litigation. There is no Action pending or, to the Company's knowledge, threatened against the Company or its Subsidiaries or, to the Company's knowledge, any other person or that involves any of the Transactions or any property owned, leased, licensed or used by the Company that, individually or in the aggregate, if determined adversely to the Company or the other person, could have a Material Adverse Effect. The Company is not aware of any facts or circumstances that might give rise to any Action against the Company or its Subsidiaries or any other person that involves any of the Transactions or any property owned, leased, licensed or used by the Company that, individually or in the aggregate, if determined adversely to the Company or the other person, could have a Material Adverse Effect.

            Section 4.8 Compliance with Laws. None of the Company and its Subsidiaries is in, and none of them has received notice of a, violation of or default with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, including individual products or services sold or provided by it, except for violations or defaults that, individually or in the aggregate, could not have a Material Adverse Effect.

            Section 4.9 Insurance. The Company and its Subsidiaries are insured with reputable insurers against all risks normally insured against in accordance with generally prevailing practices in the communications industry and all of such insurance policies and bonds maintained by or for the benefit of the Company and such Subsidiary, as the case may be, are in full force and effect. The Company and its Subsidiaries maintain insurance with reputable insurance companies in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated. There are no currently outstanding material losses for which the Company or such Subsidiary has failed to give or present notice or claim under any policy. There are no requirements by any insurance company or by any board of fire underwriters or other body exercising similar functions or by any Governmental Body of which the representing party has knowledge requiring any repairs or other work to be done to any of the properties owned, leased, licensed or used by the Company or such Subsidiary or requiring any equipment or facilities to be installed on or in connection with any of the properties, the failure to complete which could result in the cancellation of the policy of insurance. Policies for all the insurance are in full force and effect and none of the Company and its Subsidiaries is in default in any material respect under any of the policies. The Company has no knowledge of the cancellation or proposed cancellation of any of the insurance or of any proposed increase in the contributions for workers' compensation or unemployment insurance or of any conditions or circumstances applicable to the business of the Company or such Subsidiary, as the case may be, which might result in a material increase in those contributions.

            Section 4.10 Debt. The Company has previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement or the Prior Agreement, a correct and complete description and list of the following:
(a) all credit agreements, indentures, purchase agreements, Guarantees, Capitalized Leases and other Investments, agreements and other arrangements presently in effect providing for or relating to Debt in any amount greater than $250,000 in respect of which any of the Company and its Subsidiaries is in any manner directly or contingently obligated; (b) the maximum principal or face amounts of such Debt outstanding or which may be outstanding under each of those agreements and other arrangements; and (c) the maturity date or dates of such Debt.

            Section 4.11 No Default. Except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement or the Prior Agreement, none of the Company and its Subsidiaries is in default in respect of any obligation under any credit agreement, indenture, purchase agreement, Guarantee, Capitalized Lease and other Investment, agreement or arrangement referred to in Section 4.12, which default either alone or together with any other default, entitles another party thereto, with the giving of notice or the passage of time or both, to terminate or modify the rights and obligations of the parties thereunder or with respect thereto or to accelerate, increase or otherwise modify any obligation of the Company or any of its Subsidiaries thereunder.

            Section 4.12 Capitalization.

                   (a) the authorized capital stock of the Company consists of
(1) 20,000,000 shares of Common Stock and (2) 100,000,000 shares of preferred stock, par value $.0001 per share, of which no shares are issued and outstanding;

                   (b) the number of shares of Common Stock as of the date hereof (1) issued and outstanding, (2) held in the treasury of the Company, and
(3) reserved for issuance has been previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement or the Prior Agreement.

                   (c) Except as set forth above and except as provided in the Transaction Documents, no Equity Securities of the Company are issued, reserved for issuance or outstanding.

                   (d) All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the exercise of outstanding stock options granted by the Company ("Outstanding Options") or the Warrants, will be, when issued, duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights.

                   (e) Except with respect to the Outstanding Options and the Transaction Documents, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

                   (f) Except with respect to the Outstanding Options and the Transaction Documents, there is no agreement or arrangement restricting the voting or transfer of the Equity Securities of the Company.

                   (g) Except with respect to the Outstanding Options and the Transaction Documents, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which any of the Company and its

Subsidiaries is a party or by which any of them is bound obligating the Company or such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Securities of the Company or such Subsidiary or obligating the Company or such Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                   (h) Except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement or the Prior Agreement, there are no outstanding contractual obligations, commitments, understandings or arrangements of any of the Company and its Subsidiaries to repurchase, redeem or otherwise acquire, require or make any payment in respect of any shares of Equity Securities of the Company or such Subsidiary.

                   (i) Except with respect to statutory restrictions of general application, there are no legal, contractual or other restrictions on the payment of dividends or other distributions or amounts on or in respect of any of the Equity Securities of the Company.

                   (j) Except the Registration Rights Agreement and as contemplated by the Amended Registration Rights Agreement, there are no agreements or arrangements to which any of the Company and its Subsidiaries is a party pursuant to which the Company is or could be required to register shares of common stock or other securities under the Securities Act.

                   (k) Equity Securities of the Company that were issued and reacquired by the Company were so reacquired (and, if reissued, so reissued) in compliance with all applicable Regulations, and the Company has no liability with respect to the reacquisition or reissuance of the Equity Securities.

            Section 4.13 Material Contracts. The Company has previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement or the Prior Agreement, a correct and complete description and list of the following (collectively, the "Material Contracts") with respect to any of the Company and its Subsidiaries:

                   (a) agreements with investment bankers, brokers, finders, consultants and advisers engaged by or on behalf of the Company or such Subsidiary with respect to the Transactions or other transactions contemplating the recapitalization of the Company or such Subsidiary, the purchase or sale by the Company or such Subsidiary of assets not in the ordinary course of business or the issuance and sale by the Company or such Subsidiary of any Equity Securities or Debt of the Company or such Subsidiary, as the case may be;

                   (b) agreements with any shareholder (other than the Purchaser or its Affiliates) having beneficial ownership of 5.0% or more of the shares of common stock of the Company then issued and outstanding, director or officer of the Company or such Subsidiary and all shareholders' agreements and voting trusts; and

                   (c) agreements not made in the ordinary course of business and which are materially adverse to the business of the Company or such Subsidiary.

            Section 4.14 Fees for Brokers and Finders. The Company and its Subsidiaries and other Affiliates have not authorized any person to act as financial advisor, broker, finder or other intermediary that might be entitled to any fee, commission, expense reimbursement or other payment of any kind from any of the Company, such Subsidiaries and such other Affiliates upon the conclusion of or in connection with any of the Transactions.

            Section 4.15 Misstatements. Except to the extent revised or superseded by a subsequent certificate, schedule or report furnished to the Purchaser, no information, certificate, schedule or report furnished by or on behalf of the Company to the Purchaser with respect to any of the Company and its Subsidiaries in connection with the negotiation of any Transaction Document or the satisfaction of any condition under any Transaction Document contained as of the date thereof any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained therein, in the light of the circumstances under which it was made, not misleading.

            Section 4.16 No Restrictions on Purchaser. No provision of the articles of incorporation or bylaws of the Company or any other agreement, indenture or other instrument to which the Company or its properties are subject
(a) directly or indirectly restricts or impairs the right or ability of the Purchaser to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to, Equity Securities of the Company that may be acquired or controlled by the Purchaser, including, without limitation, restrictions based upon the size of the security holdings of the Purchaser, the business in which it is engaged or other considerations applicable to it and not to security holders generally, or (b) permits any other securityholder of the Company to acquire securities of the Company on a basis not available to the Purchaser if the Purchaser were to acquire Equity Securities of the Company.

            Section 4.17 SEC Documents. The Company has filed with the Securities and Exchange Commission all reports, schedules, forms, statements and other documents required by the Exchange Act to be filed by the Company since January 1, 1993 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). The Company has delivered or made available to the Purchaser all SEC Documents. As of their respective dates, except to the extent revised or superseded by a subsequent filing with the Securities and Exchange Commission, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and the Consolidated Subsidiaries included in all SEC Documents, including any amendments thereto (the "SEC

Financial Statements"), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto.

            Section 4.18 Absence of Certain Changes or Events. Since October 31, 1996, no circumstance has existed and no event has occurred that has had, will have or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries.

            Section 4.19 Director Approval. The Board of Directors of the Company, at a meeting duly called and held, has duly determined that the Transaction Documents and the Transactions, taken as a whole, are in the best interests of the Company and its shareholders, and approved the Transaction Documents and the Transactions. A majority of the disinterested directors of the Company have approved the Transaction Documents and the Transactions for the purposes of Section 7-108-501(2)(a) of the Colorado Business Corporation Act.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

            The Purchaser represents and warrants as follows:

            Section 5.1 Corporate Existence and Power. The Purchaser (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and (b) has all necessary corporate power and authority to execute and deliver each Transaction Document to which it is or may become a party.

            Section 5.2 Authorization; Contravention. Subject to obtaining the Approvals referred to in Section 5.3, the execution and delivery by the Purchaser of each Transaction Document to which it is or may become a party and the performance by it of its obligations under each of those Transaction Documents have been duly authorized by all necessary corporate action and do not and will not contravene, violate, result in a breach of or constitute a default under, (a) its articles of incorporation or bylaws, (b) any Regulation or any decision, ruling, order or award of any arbitrator by which the Purchaser or any of its properties may be bound or affected or (c) any agreement, indenture or other instrument to which it is a party or by which it or its properties may be bound or affected.

            Section 5.3 Approvals. Except with respect to the Approval that may be required under the Hart-Scott-Rodino Act, no Approval of any Governmental Body or other person is required or advisable on the part of the Purchaser, for
(a) the due execution and delivery by the Purchaser of any Transaction Document,
(b) the conclusion of the Transactions
and (c) the performance by the Purchaser of its obligations under each Transaction Document to which it is or may become a party.

            Section 5.4 Binding Effect. Each Transaction Document to which the Purchaser is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

            Section 5.5 Litigation. There is no Action pending or, to the Purchaser's knowledge, threatened against the Purchaser or, to its knowledge, any other person or that involves any of the Transactions.

            Section 5.6 Investment Intent. The Purchaser acknowledges that the Company is issuing and selling the Shares and the Warrants (and, upon exercise thereof, the Warrant Shares) pursuant to the terms of the Transaction Documents in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. The Purchaser represents that (a) it is acquiring such securities for investment and without any view toward distribution of any of the securities to any other person, (b) it will not sell or otherwise dispose of the securities except in compliance with the registration requirements or exemption provisions under the Securities Act and (c) before any sale or other disposition of any of such securities other than in a sale registered under the Securities Act, or pursuant to Rule 144 under the Securities Act unless the Company shall have been advised by counsel that the sale does not meet the requirements of Rule 144 for the sale, it will deliver to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such registration is unnecessary.

            Section 5.7 Fees for Brokers and Finders. The Purchaser has not authorized any person to act as financial advisor, broker, finder or other intermediary that might be entitled to any fee, commission, expense reimbursement or other payment of any kind from the Purchaser upon the conclusion of or in connection with any of the Transactions.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

            Section 6.1 Affirmative Covenants. The Company agrees that prior to the Closing Date, the Company shall do the following:

                   (a) Maintenance of Records. Keep adequate records and books of account reflecting all its financial transactions, keep minute books containing accurate records of all meetings and accurately reflecting all corporate action of its shareholders and its board of directors (including committees) and keep stock books and ledgers correctly recording all transfers and issuances of all capital stock.

                   (b) Maintenance of Properties. Maintain, keep and preserve all its real property and personal property used or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                   (c) Conduct of Business. Except as otherwise contemplated by the Transaction Documents, continue to engage in an efficient and economical manner solely in a business of the same general type as conducted by it on the date of this Agreement in the ordinary course, consistent with past practices; and use its best efforts to preserve the business of the Company and its Subsidiaries and to preserve the goodwill of customers, suppliers and others having business relations with the Company and its Subsidiaries.

                   (d) Maintenance of Insurance. Maintain insurance such that the representations and warranties stated in Section 4.11 shall at all times remain true.

                   (e) Compliance with Laws. Comply in all respects with each Regulation of all Governmental Bodies and each decision, ruling, order or award of all arbitrators applicable to it or its business, properties or operations, including, but not limited to, all of the provisions of the Hart-Scott-Rodino Act, if a failure to comply with any of the foregoing, individually or in the aggregate, could have a Materially Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under any Transaction Document to which it is or may become a party.

                   (f) Payment of Taxes. Timely file all Tax Returns that are required to be filed by it and pay before they become delinquent all Taxes due pursuant to those Tax Returns or any assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of such Tax Returns as to which the failure to file could not, individually or in the aggregate, have a Materially Adverse Effect.

            Section 6.2 Negative Covenants. The Company agrees that, prior to the Closing Date and except as contemplated by the Transaction Documents or with the prior approval of the Purchaser, the Company shall not, and shall not permit any of its Subsidiaries to, do any of the following or to enter into any agreement or other arrangement (other than the Transaction Documents) with respect to any of the following:

                   (a) Charter documents. Amend its articles of incorporation or certificate of incorporation, as the case may be, or its bylaws.

                   (b) Capitalization. Issue any shares of capital stock or other Equity Securities other than Permitted Issuances.

                   (c) Mergers, Etc. Merge or consolidate with any person, sell, lease, license or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to any person or acquire all or substantially all of the assets or the business of any person, in each case whether in one transaction or in a series of transactions, except that a Consolidated Subsidiary may merge into or transfer assets to the Company or a Wholly-Owned Consolidated Subsidiary.

                   (d) Settle Litigation. Settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid (which are not payable or reimbursable under policies of insurance maintained by or on behalf of any of the Company and its Subsidiaries), individually in an amount in excess of $25,000 and in the aggregate in an amount in excess of $100,000, other than in consultation and cooperation with Purchaser, and, with respect to any such settlement, with the prior written consent of Purchaser.

                   (e) Delisting. Take any action which would cause any securities of the Company currently listed on a national securities exchange or on NASDAQ/SCM to no longer be listed on the national securities exchange or on NASDAQ/SCM or registered pursuant to Section 13 or 15(d) of the Exchange Act.

                   (f) Transaction Documents. Amend any Transaction Document without the prior written approval of the Purchaser, which approval may be granted, withheld, conditioned or delayed by the Purchaser in its sole discretion.

                                   ARTICLE VII

                       ADDITIONAL COVENANTS OF THE PARTIES

            Section 7.1 Mutual Covenants of the Parties. Each party shall do the following until the Closing and, with respect to Section 7.1(e), indefinitely after the Closing:

                   (a) Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which both (1) qualification is required either (A) to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used or (B) to carry on its business as now conducted or proposed to be conducted and (2) the failure to be so qualified could materially and adversely affect either or both of (A) the business, properties, operations, prospects or condition (financial or otherwise) of the party and (B) the ability of the party to perform its obligations under any Transaction Document to which it is or may become a party.

                   (b) Compliance With Laws. Comply in all respects with all Regulations of each Governmental Body and all decisions, rulings, orders and awards of each arbitrator applicable to it or its business, properties or operations, including, but not limited to, all of the provisions of the Hart-Scott-Rodino Act, in connection with the Transactions.

                   (c) Best Efforts. Upon the terms and subject to the conditions provided in the Transaction Documents, use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other party hereto in doing all things necessary, proper or advisable under applicable Regulations to ensure that the conditions set forth in Article III are satisfied and to conclude and make effective, in the most expeditious manner practicable, the Transactions including, without limitation, using its best efforts to obtain all necessary Approvals.

                   (d) Notification. Give prompt notice to the other parties to this Agreement or any other Transaction Document, as the case may be, of (1) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty of the party contained in the Transaction Document to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (2) any failure of the party to perform or otherwise comply with, in any material respect, any covenant, condition or agreement to be performed or complied with by it under the Transaction Documents; which covenant of notification shall not limit the right of the other party under Article III to require as a condition precedent to the performance of its obligations under this Agreement the continuing accuracy and performance of the representations and warranties and covenants of the notifying party made in the Transaction Documents and to receive an unqualified certificate with respect to the same.

                   (e) Further Assurances. Promptly upon request by any other party, correct any defect or error that may be discovered in any Transaction Document or in the execution or acknowledgement of any Transaction Document and execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as the requesting party may require from time to time in order (1) to carry out more effectively the purposes of each Transaction Document, (2) to enable the requesting party to exercise and enforce its rights and remedies and collect any payments and proceeds under each Transaction Document and (3) to better transfer, preserve, protect and confirm to the requesting party the rights granted or now or hereafter intended to be granted to the requesting party under each Transaction Document or under each other instrument executed in connection with any Transaction Document.

            Section 7.2 Additional Covenants of the Company.

                   (a) Reserved Shares. The Company shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of Common Stock so that the Warrant Shares may be issued and sold by the Company in accordance with the terms of the Transaction Documents, in each case without additional authorization of Common Stock.

                   (b) NASDAQ/SCM. The Company shall take all action required, if any, to cause the Shares and the Warrant Shares to be qualified for inclusion in the National Association of Securities Dealers Automated Quotation/SmallCap Market (the "NASDAQ/SCM"), and shall give such notice as required, if any, to the National Association of Securities Dealers, Inc. with respect to the Transaction Documents and the Transactions.

                                  ARTICLE VIII

                            HART-SCOTT-RODINO FILING

            Section 8.1 Best Efforts to Comply. Each party shall from time to time use its best efforts to comply with any applicable requirements under the Hart-Scott-Rodino Act relating to filing and furnishing information to the Department of Justice and the Federal Trade Commission, including, but not limited to, the following:

            (1) assisting in the preparation and filing of the "Antitrust Improvements Act Notification and Report Form for Certain Mergers and Acquisitions" and taking all other action required by 16 C.F.R. Parts 801-803 (or any successor form or Regulation);

            (2) complying with any additional request for documents or information made by the Department of Justice or the Federal Trade Commission or by a court; and

            (3) causing all affiliated persons of the "ultimate parent entity" of the party within the meaning of the Hart-Scott-Rodino Act to cooperate and assist in the filing and compliance.

            Section 8.2 Exchange of Information. Each party shall exchange information as may reasonably be requested by the other in connection with the matters referred to in this Article.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.1 Termination.

                   (a) The obligations of the parties under Section 1.1 and Articles VI and VII with respect to the Closing Transactions may be terminated at any time prior to the Closing by:

            (1) the mutual consent of the Company and the Purchaser;

            (2) the Company, if the conditions outside the control of the Company set forth in Section 3.1 shall not have been met with respect to the Closing by April 30, 1997;

            (3) the Company, if a representation, warranty or covenant of the Purchaser set forth in a Transaction Document is breached or violated by the Purchaser in any material respect;

            (4) the Purchaser, if the conditions outside the control of the Purchaser set forth in Section 3.1 shall not have been met (or, in the reasonable judgment of the Purchaser, shall not be capable of being met) with respect to the Closing by April 30, 1997;

            (5) the Purchaser, if a representation, warranty or covenant of the Company set forth in a Transaction Document is breached or violated by the Company in any material respect;

            (6) the Purchaser, if (A) the conclusion of the Closing Transactions is challenged by the Department of Justice or the Federal Trade Commission or any other Governmental Body by an action for preliminary injunction to enjoin the conclusion of the Closing Transactions or (B) any other form of equitable relief affecting either party is granted by the Department of Justice, the Federal Trade Commission or any other Governmental Body with respect to the Closing Transactions.

                   (b) Any termination of the obligations of the parties shall be made by written agreement or by written notice from the terminating party to the other parties.

                   (c) The termination of the obligations of the parties under this Section 9.1 shall not relieve any party of any liability for a breach of any warranty, covenant or agreement, or for any misrepresentation, under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any breach or misrepresentation.

            Section 9.2 Expenses and Fees. Except as otherwise provided in this
Section 9.2, whether or not the Transactions are concluded, all costs and expenses incurred in connection with the Transaction Documents and the Transactions shall be paid by the party incurring such expenses. Notwithstanding the foregoing, (i) the costs and expenses of obtaining and complying with the antitrust requirements of any Governmental Body shall be paid by the Company and
(ii) the Company shall reimburse the Purchaser for Purchaser's legal fees reasonably incurred in connection with the Transaction Documents and the Transactions, up to a maximum of $10,000.

                                    ARTICLE X

                                  MISCELLANEOUS

            Section 10.1 Notices. All notices, requests and other communications to any party or under any Transaction Document shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

            Section 10.2 No Waivers; Remedies; Specific Performance.

                   (a) No failure or delay by any party in exercising any right, power or privilege under any Transaction Document shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Transaction Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                   (b) In view of the uniqueness of the Transactions and the business, properties, operations, prospects and condition (financial and otherwise) of the Company and its Subsidiaries, the Purchaser would not have an adequate remedy at law for money damages in the event that any of the Transaction Documents is not performed in accordance with its terms, and therefore the Company agrees that the Purchaser shall be entitled to specific enforcement of the terms of each Transaction Document in addition to any other remedy to which it may be entitled, at law or in equity.

            Section 10.3 Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Transaction Document, and no consent to any departure by a party to a Transaction Document from any provision of the Transaction Document, shall be effective unless it shall be in writing and signed and delivered by the other parties to the Transaction Document, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

            Section 10.4 Successors and Assigns.

                   (a) The Company may not assign its rights under the Transaction Document. Any delegation in contravention of this Section shall be void ab initio and shall not relieve the delegating party of any obligation under this Agreement.

                   (b) The provisions of each Transaction Document shall be binding upon and inure to the benefit of the parties to the Transaction Document and their respective successors and permitted assigns.

            Section 10.5 Accounting Terms and Determinations. Unless otherwise specified, all accounting terms shall be interpreted, all accounting determinations shall be made, all records and books of account shall be kept and all financial statements required to be prepared or delivered shall be prepared in accordance GAAP, applied on a basis consistent (except for changes approved by the Company's independent public accountants) with the latest audited financial statements referred to in Section 4.5.

            Section 10.6 Governing Law. Each Transaction Document shall be governed by and construed in accordance with the internal laws of the State of Colorado. All rights and obligations of the Company and the Purchaser shall be in addition to and not in limitation of those provided by applicable law.

            Section 10.7 Counterparts; Effectiveness. Each Transaction Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

            Section 10.8 Severability of Provisions. Any provision of any Transaction Document that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Transaction Document or affecting the validity or enforceability of the provision in any other jurisdiction.

            Section 10.9 Headings and References. Article and section headings in any Transaction Document are included in the Transaction Document for the convenience of reference only and do not constitute a part of the Transaction Document for any other purpose. References to parties and articles and sections in any Transaction Document are references to the parties to or the articles and sections of the Transaction Document, as the case may be, unless the context shall require otherwise.

            Section 10.10 Entire Agreement. The Transaction Documents embody the entire agreement and understanding of the respective parties and supersede all prior agreements or understandings with respect to the subject matters of those documents.

            Section 10.11 Survival. Except as otherwise specifically provided in any Transaction Document, and notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under the Transaction Document, (1) each representation and warranty of each party to the Transaction Document contained in or made pursuant to the Transaction Document shall survive the Closing and remain in full force and effect until the date that is the first anniversary of the Closing Date and (2) the other party may assert or commence an Action against the party with respect to the breach of any such representation or warranty of the party on or before such date and may maintain any such Action thereafter. Each covenant or agreement of a party to a Transaction Document required to be performed on or after the Closing shall remain in full force and effect thereafter in accordance with its terms.

            Section 10.12 Exclusive Jurisdiction. Each party (1) agrees that any Action with respect to any Transaction Document shall be brought exclusively in the courts of the State of Colorado or of the United States of America for the District of Colorado, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any Action in those jurisdictions; provided, however, that any party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may thereafter not be asserted by such party in an original Action in the courts referred to in clause (1) above.

            Section 10.13 Waiver of Jury Trial. Each party waives any right to a trial by jury in any Action to enforce or defend any right under any Transaction Document or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with any Transaction Document and agrees that any Action shall be tried before a court and not before a jury.

            Section 10.14 Affiliate. Nothing contained in the Transaction Documents shall constitute the Purchaser an "affiliate" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

            IN WITNESS WHEREOF, the parties have executed and delivered this Stock Purchase Agreement as of the date first written above in Denver, Colorado.


                                     INTERNET COMMUNICATIONS
                                       CORPORATION


                                     By:_____________________________________
                                        Name:
                                        Title:

                                     Address: 7100 East Belleview Avenue
                                              Suite 201
                                              Greenwood Village, Colorado  80111

                                     Telecopy: (303) 770-0588


                                     INTERWEST GROUP, INC.


                                     By:_____________________________________
                                        Name:
                                        Title:

                                     Address:  12201 East Arapahoe Road
                                               Suite C 10
                                               Englewood, Colorado  80112

                                     Telecopy: (303) 792-0227

                               DEFINITION ANNEX

            "Action" against a person means an action, suit, claim, investigation, complaint or other proceeding pending against or affecting the person or its property, whether civil or criminal, in law or equity or before any arbitrator or Governmental Body.

            "Affiliate" of a person means any other person (1) that directly or indirectly controls, is controlled by or is under common control with, the person or any of its Subsidiaries, (2) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the person or any of its Subsidiaries or (3) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the person or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" means this Stock Purchase Agreement.

            "Amendment to Registration Rights Agreement" means the Amendment to Registration Rights Agreement substantially in the form of Exhibit B attached hereto.

            "Approval" means an authorization, consent, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Body or any other person and the expiration or termination of all prescribed waiting, review or appeal periods with respect to any of the foregoing.

            "Balance Sheet Dates" has the meaning stated in Section 4.5 of the Agreement.

            "beneficial ownership" has the meaning assigned to that term in
Section 13(d) of the Exchange Act.

            "best efforts" means the use of all reasonable efforts, including, without limitation, the expenditure of amounts reasonably related to the objective sought to be achieved, with respect to matters and actions over which the person has or could reasonably be expected to exert any control or influence.

            "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Colorado or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

            "Capitalized Lease" means any lease that is or should be capitalized and appear on the balance sheet of the lessee.

            "Closing" has the meaning stated in Section 2.1 of the Agreement.

            "Closing Date" has the meaning stated in Section 2.1 of the Agreement.

            "Closing Transactions" has the meaning stated in Section 2.1 of the Agreement.

            "Common Stock" has the meaning stated in Section 1.1 of this Agreement.

            "Company" means Internet Communications Corporation, a Colorado corporation, and its successors.

            "Consolidated Subsidiary" of a person at any date means any Subsidiary of the person or other entity the accounts of which would be consolidated with those of the person in its consolidated financial statements as of that date.

            "Debt" of a person at any date means, without duplication, the sum of (1) all obligations of the person (A) for borrowed money, (B) evidenced by bonds, debentures, notes or other similar instruments, (C) to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (D) as lessee under Capitalized Leases, (E) under letters of credit issued for the account of the person and (F) arising under acceptance facilities, plus (2) all Debt of others Guaranteed by the person, plus (3) all Debt of others secured by a Lien on any asset of the person and whether or not such Debt is assumed by the person.

            "Department of Justice" means the Department of Justice of the United States of America.

            "Dollars" and "$" refer to United States dollars and other lawful currency of the United States of America from time to time in effect.

            "Equity Securities" of a person means the capital stock of the person and all other securities convertible into or exchangeable or exercisable for any shares of its capital stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the related rules and regulations thereunder.

            "Federal Trade Commission" means the Federal Trade Commission of the United States of America.

            "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

            "Governmental Body" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.

            "Guarantee" by any person means any obligation, contingent or otherwise, of the person directly or indirectly guaranteeing any Debt of any other person or in any manner providing for the payment of any Debt of any other person or the investment of funds in any other person or otherwise protecting the holder of the Debt against loss (whether by agreement to indemnify, to lease assets as lessor or lessee, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), but the term "guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a correlative meaning.

            "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules, regulations and published interpretations thereunder.

            "Investment" of a person means any investment in any other person, whether by means of loan, capital contribution, purchase of capital stock, obligations or other securities, purchase of all or any integral part of the business of the person or any commitment or option to make an investment or otherwise.

            "knowledge of the Company" with respect to a representation or warranty of the Company contained in any Transaction Document means, after due inquiry by the Company of each of the following persons, the actual knowledge of any of the officers or other employees of the Company having managerial responsibility for the portion of the operations, assets or liabilities of the Company and its Subsidiaries with respect to which such knowledge of the Company is being represented.

            "Lien" means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest or encumbrance of any kind (including, but not limited to, any conditional sale agreement or other title retention agreement, any Capitalized Lease or financing lease having substantially the same economic effect as the foregoing and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

            "Material Adverse Effect" means, with respect to a circumstance or event subject to a representation, warranty, covenant or other agreement of a person in any Transaction Document that includes a reference therein to the possible occurrence of a Material Adverse Effect, whether considered individually or together in the aggregate with all other circumstances or events that are included in the same condition or are the subject either of the same representation, warranty, covenant or other agreement or of other representations, warranties, covenants or other agreements by such person in the Transaction Documents, any one or more of the following:

            (a) with respect to any person, a material adverse effect on the business, properties, operations, prospects or condition (financial or otherwise) of such person and its Subsidiaries, taken as a whole; or

            (b) with respect to any person, a material adverse effect on the ability of such person to perform its obligations under any Transaction Document to which it is or may become a party; or

            (c) with respect to any person, the term or condition of an Approval, a Regulation, a decision, ruling, order or award of any arbitrator applicable to such person or its business, properties or operations or an Action, pending or threatened, in each case that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the conclusion of any of the Transactions.

            "Material Contract" means an agreement referred to in Section 4.13 of the Agreement.

            "NASDAQ/SCM" has the meaning stated in Section 7.2(b) of the Agreement.

            "Outstanding Options" has the meaning stated in Section 4.12 of the Agreement.

            "Permitted Issuance" means the issuance of shares of Common Stock after the date of this Agreement (a) pursuant to the exercise of Outstanding Options in accordance with the terms thereof as of the date of this Agreement or
(b) with the approval of the Purchaser, which approval may be granted, withheld, conditioned or delayed in its sole discretion.

            "Permitted Liens" means, collectively, Liens the existence of which, without regard to the giving of notice, the passage of time or the existence or occurrence of any other condition, do not permit the holder of any Debt of the Company or a Consolidated Subsidiary in an amount greater than $10,000 individually or $25,000 in the aggregate to cause such Debt to become due and payable or to seek to enforce or realize upon the rights of the holder in or with respect to property or assets of the Company or the Consolidated Subsidiary, as the case may be, that secure such Debt.

            "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a Governmental Body.

            "Proprietary Rights" means all copyrights, uncopyrighted works, trademarks, trademark rights, service marks, trade names, trade name rights, patents, patent rights, unpatented inventions, licenses, permits, trade secrets, know-how, inventions, computer software and intellectual property rights and other proprietary rights together with applications and licenses for, and the goodwill of the business relating to, any of the foregoing.

            "Purchaser" means Interwest Group, Inc., a Colorado corporation, and its successors.

            "Registration Rights Agreement" means the Registration Rights Agreement between the Purchaser and the Company dated as of May 29, 1996.

            "Regulation" means (1) any applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Body and (2) any official change in the interpretation or administration of any of the foregoing by the Governmental Body or by any other Governmental Body or other person responsible for the interpretation or administration of any of the foregoing.

            "SEC Documents" has the meaning stated in Section 4.17 of the Agreement.

            "SEC Financial Statements" has the meaning set forth in Section 4.17 of the Agreement.

            "Securities Act" means the Securities Act of 1933, as amended, and the related rules and regulations thereunder.

            "Share Price" has the meaning stated in Section 1.1(a) of the Agreement.

            "Shares" has the meaning stated in Section 1.1(a) of the Agreement.

            "Subsidiary" of a person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the person or (ii) a partnership in which the person or a Subsidiary of the person is, at the date of determination, a general or limited partner of such partnership, but only if the person or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution.

            "Taxes" means all taxes, charges, fees, levies, duties, imposts, withholdings, restrictions, fines, interest, penalties, additions to tax or other assessments or charges, including, but not limited to, income, excise, property, withholding, sales, use, gross receipts, value added and franchise taxes, license recording, documentation and registration fees and custom duties imposed by any Governmental Body.

            "Tax Return" means a report, return or other information required to be filed by a person with or submitted to a Governmental Body with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes the person.

            "Transaction Documents" means, collectively, the Agreement, the Warrant and the Amendment to Registration Rights Agreement.

            "Transactions" means, collectively, the transactions undertaken pursuant to or otherwise contemplated by, the Transaction Documents, including, without limitation, the Closing Transactions.

            "transfer" means a sale, an assignment, a lease, a license, a grant, a transfer or other disposition of an asset or any interest of any nature in an asset. The term "transfer" used as a verb has a correlative meaning.

            "Warrant Exercise Price" has the meaning stated in Section 1.1(b) of the Agreement.


            "Warrant Shares" has the meaning stated in Section 1.1(b) of the Agreement.

            "Warrants" has the meaning stated in Section 1.1(b) of the Agreement.

            "Wholly-Owned Consolidated Subsidiary" of a person means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which, except directors' qualifying shares, are at the time directly or indirectly owned by the person.

                                                                     EXHIBIT A

                                     FORM OF

                        WARRANT TO PURCHASE COMMON STOCK
                               at $5.70 Per Share

The Warrant represented by this certificate and the shares of Common Stock issuable upon the exercise hereof have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act.

    Certificate Number                                     Certificate for

       _____________                                           63,158
                                                              Warrants
This certificate is transferable
    in Denver, Colorado

                       INTERNET COMMUNICATIONS CORPORATION

              Incorporated under the laws of the State of Colorado

            THIS CERTIFIES THAT, for value received, INTERWEST GROUP, INC., a Colorado corporation, or registered assigns, is entitled to purchase from INTERNET COMMUNICATIONS CORPORATION, a Colorado corporation (the "Company"), at any time and from time to time after the date of this Warrant and prior to 5:00 p.m., Mountain time, on the Expiration Date, at the purchase price of $5.70 per share (as such price may be adjusted pursuant to Section 7, the "Warrant Price") the total number of shares of common stock of the Company, no par value per share (the "Common Stock"), which is equal to the number of Warrants set forth above (as such number of shares may be adjusted pursuant to Section 7, the "Warrant Shares"). Terms not otherwise defined herein have the meanings stated in Section 20.

      Section 1. Transferability of Warrants.

            1.1 Warrant Register and Registration. The Secretary of the Company shall keep or cause to be kept at the office of the Company books for the registration and transfer (the "Warrant Register") of this Warrant certificate and any other Warrant certificate issued hereunder (collectively including the initial Warrant, the "Warrants"). The Warrants shall be numbered and shall be registered in the Warrant Register as they are issued. The Company and the Secretary of the Company shall be entitled to treat a person as the owner in fact for all purposes of each Warrant registered in such person's name (each registered owner is herein referred to as a "holder" of such Warrant) and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

            1.2 Transfer. The Warrants shall be transferable only on the Warrant Register upon delivery thereof duly endorsed by the holder or by his duly authorized attorney or representative, which endorsement shall be guaranteed by a bank or trust company located in the United States of America or by a broker or dealer that is a member of a registered national securities exchange, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Secretary of the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Secretary of the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. The holder may transfer the Warrants and the Warrant Shares without registration under the Securities Act of 1933 only if the holder shall deliver to the Company an opinion of counsel of the holder, which counsel shall be reasonably satisfactory to the Company (including, without limitation, O'Melveny & Myers LLP and Holme Roberts & Owen LLP, each of which shall be satisfactory to the Company for this purpose), to the effect that such registration is unnecessary.

            1.3 Form of Warrant. The Warrants shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents and attested to by the Secretary of the Company or an Assistant Secretary. The signature of any of such officers on the Warrants may be manual or facsimile.

      Section 2. Exchange of Warrants. Each Warrant may be exchanged at the option of the holder thereof for another Warrant or Warrants entitling the holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant or Warrants surrendered then entitle such holder to purchase. Any holder desiring to exchange a Warrant or Warrants shall make such request in writing delivered to the Secretary of the Company, and shall surrender, properly endorsed, which endorsement shall be guaranteed as provided in Section 1.2 hereof if the new Warrant or Warrants are to be issued other than in the name of the holder, the Warrant or Warrants to be so exchanged at the office of the Secretary of the Company. Thereupon, a new Warrant or Warrants, as the case may be, as so requested, shall be delivered to the person entitled thereto.

      Section 3. Term of Warrants; Exercise of Warrants.

            3.1 Term of Warrants. Each holder shall have the right, until 5:00 p.m., Mountain time, on the Expiration Date, to purchase from the Company the number of fully paid and nonassessable Warrant Shares that the holder may at the time be entitled to purchase on exercise of such Warrants at the Warrant Price. After the Expiration Date, any previously unexercised Warrants shall be void, have no value and be of no further effect.

            3.2 Exercise of Warrants.

                  (a) A Warrant may be exercised upon surrender to the Company, in care of the Secretary of the Company, of the Warrant to be exercised, together with the duly completed and signed form of Election to Purchase attached hereto, and upon payment to the Company of the Warrant Price for the number of Warrant Shares in respect of which such Warrant is then exercised. Payment of the aggregate Warrant Price shall be made by wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by the Company.

                  (b) Subject to Section 5, upon such surrender of the Warrant and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 5, in respect of any fractional Warrant Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price; provided, however, that if, at the date of surrender of such Warrant and payment of such Warrant Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrant shall be closed, the certificates for the Warrant Shares in respect of which such Warrant is then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; provided, further that the transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days.

                  (c) The rights of purchase represented by the Warrant shall be exercisable, at the election of the holders thereof, either in full or from time to time in part. If a Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, a new Warrant evidencing the remaining Warrant Shares will be issued, and the Company shall deliver the new Warrant pursuant to the provisions of this
Section 3.2.

                  (d) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering of Common Stock or a Business Combination (as defined below), such exercise may at the election of the holder be conditioned upon the conclusion of such transaction, in which case such exercise shall not be deemed to be effective until the conclusion of such transaction.

      Section 4. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as hereinafter described.

            4.1 Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price payable in connection therewith shall be subject to adjustment from time to time as follows:

                   (a) If the Company shall at any time pay a dividend on its Common Stock in shares of its Common Stock (including, if applicable, shares of Common Stock held by the Company in treasury or by a Subsidiary), subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or otherwise effect a reclassification or recapitalization of the Common Stock, then in each such case the number of Warrant Shares thereafter issuable upon exercise of this Warrant shall be adjusted so that this Warrant shall thereafter be exercisable for the number of Warrant Shares equal to the number of shares of Common Stock which the holder would have held after the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph (a) shall become effective retroactively to the related record date in the case of a dividend and shall become effective on the related effective date in the case of a subdivision, combination, reclassification or recapitalization.

                   (b) If the Company or a Subsidiary shall at any time issue or sell shares of Common Stock at a purchase price per share of Common Stock (the value of any consideration, if other than cash, to be determined as provided in
Section 4.1(g)) less than the Adjustment Price per share of the Common Stock on the date of issuance or sale (for the purpose of this paragraph (b), the "Adjustment Date"), then in each such case (other than the issuance of shares pursuant to stock options now issued or to be issued under option plans of the Company existing on the date hereof), the number of Warrant Shares thereafter issuable upon exercise of this Warrant after such Adjustment Date shall be determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such date of issuance or sale and the number of additional shares of Common Stock so issued or sold, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such date of issuance or sale and the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Adjustment Price. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by a Subsidiary.

                   (c) If the Company or a Subsidiary shall at any time issue or sell Derivative Securities (as defined below) providing for the purchase of shares of Common Stock upon the conversion, exchange or exercise thereof at a price per share of Common Stock (taking into account any consideration received by the Company upon the issuance or sale of such Derivative Securities and any additional consideration to be received upon the conversion, exchange or exercise thereof, the value of such consideration, if other than cash, to be determined as provided in Section 4(g)) less than the Adjustment Price per share of the Common Stock on the date of issuance or sale (for the purpose of this paragraph (c), the "Adjustment Date"), then in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant after such Adjustment Date shall be determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of additional shares of Common Stock so offered for subscription or purchase upon the conversion, exchange or exercise of such Derivative Securities, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Adjustment Price. Such adjustment shall be made whenever any such Derivative Securities are issued, and shall become effective on the date of issuance retroactive to the Adjustment Date. If all the shares of Common Stock so offered for subscription or purchase are not delivered upon the final conversion, exchange or exercise of such Derivative Securities, then, upon the final conversion, exchange or exercise of such Derivative Securities, or the expiration, cancellation or other termination thereof, the number of Warrant Shares issuable upon exercise of this Warrant shall thereafter be readjusted to the number of Warrant Shares which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the conversion, exchange or exercise of such Derivative Securities, or the expiration, cancellation or other termination thereof rather than upon the number of shares of Common Stock so offered for subscription or purchase. If the purchase price provided for in any Derivative Securities, the additional consideration, if any, payable upon the conversion, exchange or exercise of any Derivative Securities or the rate at which any Derivative Securities are convertible into or exchangeable or exercisable for Common Stock shall change at any time (including, without limitation, at the time of or after such conversion, exchange or exercise), the number of Warrant Shares issuable upon exercise of this Warrant in effect at the time of such change shall be readjusted to the number of Warrant Shares issuable upon exercise of this Warrant which would have been in effect at such time had such Derivative Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, on the related Adjustment Date, and such readjustment shall become effective on the date of such change retroactive to the Adjustment Date; provided, that no such readjustment shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of this Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance or sale of the Derivative Securities. For the purposes of this paragraph (c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by a Subsidiary.

                   (d) If the Company shall at any time declare or pay a dividend or other distribution on its Common Stock other than a stock dividend payable solely in shares of Common Stock or a cash dividend paid out of current earnings (the value of any such dividend or other distribution, if other than cash, to be determined as provided in Section 4(g)), then in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant after the record date therefor (for the purpose of this paragraph (d), the "Adjustment Date") shall be determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of additional shares of Common Stock which the aggregate value of such dividend or distribution would purchase at such Average Market Price and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date. For the purposes of this paragraph (d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by a Subsidiary.

                   (e) If the Company or a Subsidiary shall at any time purchase shares of Common Stock at a price per share of Common Stock (the value of any consideration, if other than cash, to be determined as provided in Section 4(g)) greater than the Average Market Price per share of the Common Stock on the date of such purchase (for the purpose of this paragraph (e), the "Adjustment Date"), then in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant after such Adjustment Date shall be determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of additional shares of Common Stock which the aggregate purchase price of the total number of shares so purchased would purchase at such Average Market Price and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of shares of Common Stock so purchased. For the purposes of this paragraph (e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by a Subsidiary.

                   (f) In case of any capital reorganization or any reclassification (other than a change in par value) of the capital stock of the Company, or of any exchange or conversion of the Common Stock for or into securities of another corporation, or in case of the consolidation or merger of the Company with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or in case of any sale or conveyance of all or substantially all of the assets of the Company, the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires such assets, as the case may be, shall make provision such that this Warrant shall thereafter be exercisable for the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the effective date of such capital reorganization, reclassification of capital stock, merger, consolidation, sale or conveyance, assuming (1) such holder of Common Stock of the Company is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made as the case may be ("constituent entity"), or an affiliate of a constituent entity, and (2) such person failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance and, in any case appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holder, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the number of Warrant Shares issuable upon exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relating to any shares of stock or other securities or other property thereafter deliverable upon exercise of this Warrant.

                   (g) If any shares of Common Stock or Derivative Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any shares of Common Stock or Derivative Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration. The fair value of any consideration received by the Company or dividends or distributions paid by the Company, in each case, other than cash, shall be determined jointly by the Company and the holders of at least a majority of the total number of Warrants (the "Required holders"). If such persons are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Required holders, whose determination shall be final and binding on the Company and all holders of the Warrants. The fees and expenses of such appraiser shall be paid by the Company.

                   (h) If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution on its Common Stock or (2) to subscribe for or purchase shares of Common Stock or Derivative Securities, then such record date shall be deemed to be the date of the payment or distribution of such dividend or other distribution or the date of issuance and sale of any shares of Common Stock deemed to have been issued or sold in connection therewith.

                   (i) All calculations under this Section 4 shall be made to the nearest one-thousandth of a share of Common Stock.

                   (j) Whenever the number of Warrant Shares issuable upon the exercise of this Warrant is adjusted or readjusted pursuant to paragraphs (a) through (h), inclusive, above, the Warrant Price payable upon exercise of this Warrant shall be adjusted or readjusted by multiplying such Warrant Price immediately prior to the related Adjustment Date by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately preceding such Adjustment Date, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter; provided that no such readjustment pursuant to paragraph (c) above with respect to the conversion, exchange or exercise, or expiration, cancellation or other termination, of any Derivative Securities shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance or sale of such Derivative Securities.

                   (k) If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the number of Warrant Shares issuable upon exercise of this Warrant and Warrant Price so as to protect the rights of this Warrant.

                   (l) For the purpose of this Section 4, the term "shares of Common Stock" shall mean (1) the class of stock designated as the Common Stock of the Company at the date of this Warrant or (2) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraphs (a) through (k), inclusive, above, the holder shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (k), inclusive, above, and the provisions of Sections 4.2, 4.3, 4.4 and 4.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

                   (m) In case of any merger or consolidation of the Company with or into another entity (whether or not the Company is the surviving entity) or in case of any sale, lease or conveyance of all or substantially all of the assets of the Company, the Company or such successor or purchasing entity, as the case may be, shall execute with the holder an agreement that the holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and other securities, cash and property that the holder would have owned or would have been entitled to receive after the occurrence of such merger, consolidation, sale, lease or conveyance had this Warrant been exercised in full immediately prior to such action, and if the successor or purchasing entity is not a corporation, such person shall provide appropriate tax indemnification with respect to such shares or other securities and property so that, upon exercise of this Warrant, the holder would have the same benefits it otherwise would have had if such successor or purchasing person were a corporation. Such agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraphs (a) through (l), inclusive, above. The provisions of this paragraph
(m) shall similarly apply to successive consolidations, mergers, sales or conveyances.

            4.2 Time of Adjustments. Each adjustment required by Section 4.1 shall be effective as and when the event requiring such adjustment occurs.

            4.3 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made; provided that the Company shall not be required to give notice of any adjustment in the Warrant Price unless and until the net effect of one or more adjustments, determined as above provided, shall have resulted in a change of the Warrant Price of at least two percent. Such certificate shall be conclusive evidence of the correctness of such adjustment.

            4.4 No Adjustment for Dividends. Except as provided in Section 4.1, no adjustment shall be made during the term of a Warrant or upon the exercise of a Warrant in respect of any dividends declared or paid on the Common Stock.

            4.5 Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the initial Warrant.

      Section 5. Fractional Interests. No fractional Warrant Shares shall be issued upon the exercise of Warrants, but in lieu thereof the Company shall pay therefor in cash an amount equal to the product obtained by multiplying the Closing Price per Warrant Share on the Trading Day immediately preceding the date of exercise of the Warrant times such fraction. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.

      Section 6. Taxes. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of Warrant Shares upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Warrant Shares in a name other than that of the registered holder of such Warrant, and no such issue or delivery shall be made unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      Section 7. Reservation of Warrant Shares; Purchase of Warrants; Cancellation of Warrants.

            7.1 Reservation of Warrant Shares.

                   (a) There have been reserved, and the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock that shall from time to time be sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. All Warrants surrendered in the exercise of the rights thereby evidenced shall thereupon be cancelled by the Company and retired. Promptly after the Expiration Date, the Secretary of the Company shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants. The Company shall from time to time, in accordance with the laws of the State of Colorado, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the exercise of all the then outstanding Warrants.

                   (b) All shares of Common Stock or other securities issued upon exercise of the Warrants will, upon issuance in accordance with the terms hereof, be validly issued, fully paid and nonassessable, free from all liens, charges, security interests and encumbrances created by the Company with respect to the issuance and delivery thereof and not subject to preemptive rights.

            7.2 Purchase of Warrants by the Company. Any of the Company and its Subsidiaries shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may negotiate with the holder of such Warrants.

            7.3 Cancellation of Warrants. If any of the Company and its Subsidiaries shall purchase or otherwise acquire Warrants, the same shall thereupon be cancelled by the Company and retired. The Company shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

      Section 8. Mutilated or Missing Warrants. If any Warrant shall be mutilated, lost, stolen or destroyed and the Company shall receive evidence thereof reasonably satisfactory to it, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest. An applicant for such a substitute Warrant shall comply with such other reasonable requirements and pay such reasonable charges as the Company may prescribe.

      Section 9. No Rights as Stockholder. Nothing contained in this Warrant or in any of the Warrants shall be construed as conferring upon the holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

      Section 10. Notice to Holders. At any time prior to the expiration of the Warrants and prior to their exercise, if any of the following events shall occur:

            (1) the Company shall declare any dividend (or any other distribution) on Common Stock other than a cash dividend or shall declare or authorize repurchase of in excess of 10% of the then outstanding shares of Common Stock; or

            (2) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of Common Stock or any Derivative Securities; or

            (3) the Company shall propose any capital reorganization, recapitalization, subdivision or reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value or from no par value to par value), or any consolidation or merger to which the Company is a party for which approval of any stockholders of the Company shall be required, or the sale, transfer or lease of all or substantially all of the assets of the Company; or

            (4) the voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed by a majority of the stockholders or the board of directors of the Company;

then the Company shall give notice in writing of such event to the holders at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed consolidation, merger, sale, transfer or lease of assets, dissolution, liquidation or winding up. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

      Section 11. Notices. All notices, requests and other communications with respect to the Warrants shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the holder at the address in the Warrant Register and the Company at 7100 East Belleview Avenue, Suite 201, Greenwood Village, Colorado 80111, or at any other address as the holder or the Company, as the case may be, may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

      Section 12. No Waivers; Remedies; Specific Performance.

                   (a) Prior to the Expiration Date, no failure or delay by any holder in exercising any right, power or privilege with respect to the Warrants shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Warrants shall be cumulative and not exclusive of any rights or remedies provided by law.

                   (b) In view of the uniqueness of the Warrants, a holder would not have an adequate remedy at law for money damages in the event that any of the obligations arising under the Warrants is not performed in accordance with its terms, and the Company therefore agrees that the holder shall be entitled to specific enforcement of the terms of the Warrants in addition to any other remedy to which they may be entitled, at law or in equity.

      Section 13. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of a Warrant, and no consent to any departure from any provision of the Warrant, shall be effective unless it shall be in writing and signed and delivered by the Company and the holder, and then it shall be effective only in the specific instance and for the specific purpose for which it is given. The rights of the holder and the terms and provisions of this Warrant including, without limitation, the performance of the obligations of the Company hereunder, shall not be affected in any manner whatsoever by the terms and provisions of any other agreement, whether entered into prior to or after the date of this Warrant.

      Section 14. Governing Law. The Warrants shall be governed by and construed in accordance with the internal laws of the State of Colorado. All rights and obligations of the Company shall be in addition to and not in limitation of those provided by applicable law.

      Section 15. Severability of Provisions. Any provision of the Warrants that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Warrants or affecting the validity or enforceability of the provision in any other jurisdiction.

      Section 16. Headings and References. Headings in the Warrants are included for the convenience of reference only and do not constitute a part of the Warrants for any other purpose. References to parties and sections in the Warrant are references to the parties or the sections of the Warrant, as the case may be, unless the context shall require otherwise.

      Section 17. Nonexclusive Jurisdiction. Each of the Company and the holder, by acceptance hereof, (1) agrees that any legal action with respect to the Warrant may be brought in the courts of the State of Colorado or of the United States of America for the District of Colorado, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any legal action in those jurisdictions.

      Section 18. Waiver of Jury Trial. Each of the Company and the holder waives, by acceptance hereof, any right to a trial by jury in any legal action to enforce or defend any right under the Warrants or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with the Warrants and agrees that any legal action shall be tried before a court and not before a jury.

      Section 19. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

      Section 20. Definitions. For the purpose of this Warrant, the following terms have the following meanings:

                   (a) "Adjustment Price" means, as of any date, the greater of
(1) the Warrant Price or (2) the Average Market Price per share of Common Stock as of such date.

                   (b) "Average Market Price" per share of Common Stock on any date means the average of the daily Closing Prices for the fifteen (15) consecutive Trading Days commencing twenty (20) Trading Days before the date of declaration or authorization by the Board of Directors of the Company of such issuance or distribution.

                   (c) "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Colorado or the State of New York or is a day on which Banking institutions located in either state are authorized or required by law or other governmental action to close.

                   (d) "Business Combination" means, whether concluded or intended to be concluded in one transaction or series of transactions, each of the following:

            (1) the merger or consolidation of any of the Company and its Subsidiaries with or into any person other than the Company or a wholly-owned Subsidiary of the Company;

            (2) the transfer of a substantial portion of the assets of any of the Company and its Subsidiaries to any person or group other than the Company or a wholly-owned Subsidiary of the Company;

            (3) an acquisition from any of the Company, it Subsidiaries and its stockholders of any shares of Common Stock or other securities of the Company; or

            (4) any tender offer (including a self-tender offer) or exchange offer, recapitalization, liquidation, dissolution or similar transaction involving any of the Company and its Subsidiaries;

            (e) "Closing Price" means the last reported sales price, regular way, per share of Common Stock on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in each case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ National Market System or, if shares of such stock are not listed or admitted to trading on the NASDAQ National Market System, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, on the NASDAQ SmallCap Market.

                   (f) "Derivative Securities" means securities convertible into or exchangeable or exercisable for shares of Common Stock, rights or warrants to subscribe for or purchase shares of Common Stock, options for the purchase of, or calls, commitments or other claims of any character relating to, shares of Common Stock or any securities convertible into or exchangeable for any of the foregoing.

                   (g) "Expiration Date" means the date (or, if such day is not a Business Day, on the next day that is a Business Day) that is the date that is 60 months after the date hereof.

                   (h) "Subsidiary" means (A) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company or (B) a partnership or limited liability company in which the Company or a Subsidiary of the Company is, at the date of determination, a general or limited partner of such partnership or a member of such limited liability company, but only if the Company or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership or limited liability company upon its dissolution.

                   (i) "Trading Day" means, as applied to any class of stock, any day on which the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, the principal national securities exchange on which the shares of such stock are listed or admitted for trading or, if the shares of such stock are not listed or admitted for trading on any national securities exchange, any Business Day.

                   (j) "Trading Price" means, as applied to any class of stock on any date, the last reported sales price, regular way, per share of such stock on such day, or if no such sale takes place on such day, the closing low bid price, regular way, in each case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ National Market System or, if shares of such stock are not listed or admitted to trading on the NASDAQ National Market System, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading, or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, on the NASDAQ SmallCap Market.

                                  ------------

            THIS WARRANT is executed and delivered by the Company on the date set forth below in Denver, Colorado.


Dated: ____________, 1997               INTERNET COMMUNICATIONS
                                        CORPORATION


Attest: ______________________          By:___________________________
        Name:                              Name:
        Title:                             Title:

                       INTERNET COMMUNICATIONS CORPORATION

                              Election to Purchase

                                   Mail Address

_________________                  __________________
_________________                  __________________
_________________                  __________________

            The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for and to purchase thereunder, shares of the stock provided for herein, and requests that certificates for such shares be issued in the name of

               __________________________________________________

               __________________________________________________

              (Please Print Name, Address and Social Security No.)

               __________________________________________________

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned holder of this Warrant or his Assignee as below indicated and delivered to the address stated below.

Date: ____________, 19__.

Name of holder of this Warrant or Assignee: ___________________
               (Please Print)

Address: ______________________
         ______________________

Signature: ________________________________

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever unless this Warrant has been assigned.

Signature Guaranteed: _______________________

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrant)

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

[______________] ___________________

____________________________________
Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

DATED:___________, 19__.

Signature of Registered holder:_____________________
Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever unless this Warrant has been assigned.

Signature Guaranteed:_________________________

                                                                       EXHIBIT B

                               FIRST AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT

            FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT ("Amendment") dated __________, 1997 between INTERNET COMMUNICATIONS CORPORATION, a Colorado corporation (the "Company"), and INTERWEST GROUP, INC., a Colorado corporation (the "Stockholder").

                                    RECITALS

            WHEREAS, the Company and the Stockholder entered into a Registration Rights Agreement (the "Registration Rights Agreement") dated May 29, 1996 relating to the registration rights granted by the Company to the Stockholder in respect of certain shares of common stock, no par value (the "Common Stock"), of the Company issued or issuable by the Company to the Stockholder.

            WHEREAS, pursuant to a Stock Purchase Agreement dated as of February 25, 1997 between the Company and the Stockholder, the Company has issued and sold to the Stockholder (i) 631,579 shares of Common Stock (the "Shares") and
(ii) warrants to purchase an additional 63,158 shares of Common Stock (the "Warrant Shares");

            WHEREAS, the Company and the Stockholder wish to amend the Registration Rights Agreement to take account of the issuance of Shares and the future issuance of Warrant Shares referred to above and to make certain other amendments thereto.

                                    AGREEMENT

            NOW THEREFORE, for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged by the parties, it is agreed as follows:

      Section (k) The Registration Rights Agreement shall be amended as follows:

            (a) The last sentence of Recital A shall be deleted and replaced in its entirety as follows:

                  The Company and the Stockholder have also executed and
            delivered the Stock Purchase Agreement dated February 25, 1997, pursuant to which, among other things, the Stockholder has purchased 631,579 shares of common stock, no par value (the "Common Stock"), of the Company (the "Shares") and warrants to purchase an additional 63,158 shares of Common Stock (the "Warrant Shares"). The Conversion Shares, the Additional Shares, the Shares and the Warrant Shares are collectively referred to as the "Registrable Shares".

            (b) The first sentence of Section 1(a) shall be deleted and replaced in its entirety as follows:

                  From and after the second anniversary of the First Closing
            Date on one or more occasions when the Company shall have received the written request of the Stockholder, any pledgee of Registrable Shares from the Stockholder or holders of at least 50,000 Registrable Shares in the aggregate (as such number of shares may be adjusted in the event of any change in the Registrable Shares by reason of stock dividends, split-ups, reverse split-ups, mergers, recapitalizations, subdivisions, conversions, exchanges of shares or the like) that shall have been acquired directly or indirectly from the Stockholder and to which rights under this Section 1(a) shall have been assigned pursuant to Section 11(a), in each case in a transaction or series of transactions not constituting a Rule 144 Transaction (as defined in Section 1(h)) (each such person, when requesting registration under this Section 1(a) or under Section 1(b) and thereafter in connection with any such registration, being hereinafter referred to as a "Registering Stockholder"), as expeditiously as practicable the Company shall register the number of Registrable Shares specified by the Registering Stockholder; provided that the Company shall not be required to register fewer than 50,000 Registrable Shares (as such number may be adjusted).

            (c) Section 1(a)(1) shall be deleted and replaced in its entirety as follows:

                  (1) the Company shall not be required to prepare and file
            pursuant to this Section 1(a) more than six Registration Statements; provided that a Registration Statement shall be deemed not to have been prepared and filed if the same does not become effective; provided, further, that if 10% or more of the Registrable Shares requested to be registered by the Registering Stockholder initiating a request for registration of Registrable Shares pursuant to this
            Section 1(a) are excluded from any registration in accordance with
            Section 1(a)(2), there shall be provided one additional registration under this Section (1)(a)(1) in respect of each such exclusion; and

      Section (l) Except as modified by the terms of this Amendment, the terms of the Registration Rights Agreement shall continue in full force and effect. Any reference in the Registration Rights Agreement to "this Agreement" shall be deemed to include the amendments to the Registration Rights Agreement effected by this Amendment.

      Section (m) This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures whereon the same instrument.

      Section (n) This Amendment shall be governed by and construed in accordance with the internal laws of the State of Colorado.

            IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above in Denver, Colorado.


INTERNET COMMUNICATIONS
CORPORATION


By:_________________________________
   Name:
   Title:


Address:  7100 East Belleview Avenue
          Suite 201
          Greenwood Village, CO  80111


Telecopy: (303) 770-0588


INTERWEST GROUP, INC.


By:_________________________________
   Name:
   Title:


Address:  12201 East Arapahoe Road
          Suite C10
          Englewood, CO  80112


Telecopy: (303) 792-0227

                                                               EXHIBIT 3.1(f)(1)

                            CERTIFICATE OF SECRETARY

                                       OF

                       INTERNET COMMUNICATIONS CORPORATION

            The undersigned is Secretary of Internet Communications Corporation, a Colorado corporation (the "Company"). This certificate is executed and delivered pursuant to Section 3.1(f)(1) of the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of February 25, 1997 between the Company and Interwest Group, Inc., a Colorado corporation. Terms not otherwise defined in this certificate have the meanings stated in the Stock Purchase Agreement.

            The undersigned hereby certifies that:

            1. Attachment A is a true and complete copy of the articles of incorporation of the Company dated __________, 19__, as amended by amendments dated __________ [**list amendments**]. No proceedings for the amendment of the articles of incorporation are pending or, to the best knowledge of the undersigned, threatened or contemplated.

            2. Attachment B is a true and complete copy of the bylaws of the Company in effect on this date and at all times since __________, 19__. No proceedings for the amendment of the bylaws are pending or, to the best knowledge of the undersigned, threatened or contemplated.

            3. Attachment C are true and complete copies of certain resolutions adopted by the Board of Directors of the Company [** at a meeting duly held on __________, 1997, at which a quorum for the transaction of business was present and acting throughout **] [** by unanimous written consent dated __________, 1997 **]. The resolutions are in full force and effect on this date and have not been modified, amended or revoked. The resolutions are the only resolutions adopted by the Board of Directors of the Company or any of its committees relating to the Transaction Documents or the Transactions.

            4. The following are the directors of the Company on this date and the date referred to in paragraph 3 above: __________.


                                  3.1(f)(1)-1

            5. The following are officers of the Company on this date and specimens of their signatures:

          Name                       Office                    Signature
          ----                       ------                    ---------

                             President and Chief
                             Executive Officer
-------------------------   -------------------------  -------------------------
                             Vice President
-------------------------   -------------------------  -------------------------
                             Secretary
-------------------------   -------------------------  -------------------------
                             Treasurer
-------------------------   -------------------------  -------------------------

            6. No proceedings for the merger, consolidation, liquidation, dissolution or reorganization of the Company or for the sale of all or substantially all the assets of the Company are pending or, to the best knowledge of the undersigned, threatened or contemplated.

            The undersigned has executed this certificate this _____ day of __________, 1997.


                                        _________________________________
                                        Name: Arnell J. Galley
                                        Title:Secretary


                                  3.1(f)(1)-2

                                                             EXHIBIT 3.1(f)(2)

                             CERTIFICATE OF OFFICER

                                       OF

                       INTERNET COMMUNICATIONS CORPORATION


            The undersigned is [** a/the **] __________ [** title **] of Internet Communications Corporation, a Colorado corporation (the "Company"). This certificate is executed and delivered pursuant to Section 3.1(f)(2) of the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of February 25, 1997 between the Company and Interwest Group, Inc., a Colorado corporation. Terms not otherwise defined in this certificate have the meanings stated in the Stock Purchase Agreement.

            The undersigned hereby certifies as follows:

            1. The representations and warranties of the Company contained in the Transaction Documents are true and correct as of the date of this certificate, except as otherwise contemplated by the Stock Purchase Agreement.

            2. The Company has performed all covenants and other obligations required by the Transaction Documents to be performed by it at or before the date of this certificate.


            The undersigned has executed this certificate this _____ day of __________, 1997.


                                        _____________________________________
                                        Name:
                                        Title:


                                  3.1(f)(2)-1

                                                               EXHIBIT 3.1(f)(5)

                                     FORM OF

                               OPINION OF COUNSEL

                       INTERNET COMMUNICATIONS CORPORATION

                                __________, 1997

Interwest Group, Inc.
12201 East Arapahoe Road, Suite 201
Englewood, Colorado  80112

          Re: Stock Purchase Agreement dated as of February 25, 1997 between Internet Communications Corporation and Interwest Group, Inc.

Ladies and Gentlemen:

      I have acted as counsel for Internet Communications Corporation, a Colorado corporation (the "Company"), in connection with the Stock Purchase Agreement dated as of February 25, 1997 (the "Stock Purchase Agreement") between the Company and Interwest Group, Inc., a Colorado corporation ("Group"), and the Transaction Documents and Transactions (as defined in the Stock Purchase Agreement). This letter is delivered to you pursuant to Section 3.1(f)(6) of the Stock Purchase Agreement. Terms not otherwise defined in this opinion have the meanings stated in the Stock Purchase Agreement.

      In connection with this opinion, I have examined, among other documents, the following:

            (1) the Stock Purchase Agreement, as executed;

            (2) the Warrant, as executed;

            (3) the Amendment to Registration Rights Agreement, as executed;

            (4) the articles of incorporation of the Company, as amended through the date hereof;


                                  3.1(f)(5)-1

            (5) the bylaws of the Company, as amended through the date hereof;

            (6) a long-form good standing certificate of the Secretary of State of the State of Colorado dated __________, 1997, listing all charter documents of the Company on file in that office as of that date;

            (7) a certificate for __________ shares of Common Stock representing the Shares, registered in the name of Group and dated as of the Closing Date, as signed and authenticated;

            (8) such corporate documents and records of the Company and such other certificates and documents as I have deemed necessary or appropriate for the purposes of this opinion.

The documents referred to in clauses (1) through (3) are, collectively, the "Closing Transaction Documents", and the transactions contemplated thereby are the "Closing Transactions".

      In rendering my opinion, I have assumed the following:

            (i) the absence of any requirement, consent, approval or authorization by any Governmental Body or any other person with regard to the execution, delivery or performance by Group of the Transaction Documents;

            (ii) that the execution, delivery and performance by Group of the Transaction Documents do not violate any laws or regulations applicable to Group;

            (iii) that the Transaction Documents constitute the legal, valid and binding obligations of the parties thereto, other than the Company, enforceable against such persons in accordance with their terms;

            (iv) the due authorization, execution and delivery of each Transaction Document by each party to the Transaction Document, other than the Company; and

            (v) the genuineness of all signatures on all documents submitted to me for my examination other than signatures of officers of the Company, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the legal capacity of all natural persons.

      With respect to the portions of paragraphs 3, 6, 7 and 9 below which are stated to be based on my knowledge, and with respect to the identification of material agreements for purposes of clause (a)(iii) of paragraph 2, I have relied upon the representations of the Company contained in the Transaction Documents and such certificates as to factual matters as I have deemed appropriate from officers of the Company, as the case may be, and upon inquiries of attorneys presently with my firm who have within the last year given substantive attention to the


                                  3.1(f)(5)-2

Company in the form of legal consultation or legal representation. Except to the extent otherwise stated in this letter, for purposes of rendering my opinion with respect to matters addressed in those portions of the paragraphs referred to above, I have not made an independent review of any of the properties, operations, business, transactions, contractual arrangements, orders or Actions or other matters and affairs pertaining to the Company, discussed any of the foregoing with other officers, employees or representatives of the Company or undertaken to review my internal files or the files of the Company with respect to any of the foregoing.

      Based upon and subject to the foregoing and the further qualifications set forth below, I am of the following opinion:

            1. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all necessary corporate power and authority to carry on its business as now conducted and (c) has all necessary corporate power and authority to execute and deliver each Transaction Document to which it is a party.

            2. The execution and delivery by the Company of each Transaction Document to which it is a party and the performance by it on the date hereof of its obligations under each of such Transaction Documents have been duly authorized by all necessary corporate action and do not and will not (a) contravene, violate, result in a breach of or constitute a default under, (i) its articles of incorporation or bylaws, (ii) any Regulation of any Governmental Body of the United States of America or any political subdivision thereof or any decision, ruling, order or award of any arbitrator that I have, in the exercise of customary professional due diligence, recognized as directly applicable to the Company or (iii) any agreement, indenture or other instrument certified by the Company to me as a material agreement to which the Company is a party or by which the Company or its properties may be bound or affected or (b) except as contemplated by the Transaction Documents, result in or require the creation or imposition of any Lien on any of the properties now owned or hereafter acquired by the Company.

            3. Except as described on Schedule I, no Approval of any Governmental Body of the United States of America or any political subdivision thereof that I have, in the exercise of customary professional due diligence, recognized as directly applicable to the Company or, to my knowledge, any other person that is required or advisable on the part of the Company for (a) the due execution and delivery by the Company of any Transaction Document to which it is a party, (b) the performance by the Company on the date hereof of its obligations under each Transaction Document to which it is a party or (c) the exercise by Group of its rights and remedies under each Transaction Document. Except as described on Schedule I, each such Approval has been obtained or made, as the case may be, all actions by each person required to be taken in connection with each such Approval have been taken and all prescribed waiting, review or appeal periods with respect to each such Approval have terminated or expired, as the case may be, in each case on or before the date hereof. No opinion is expressed herein as to any Approvals required or advisable on the part of the Company under federal or state securities or antitrust laws.


                                  3.1(f)(5)-3

            4. Each Transaction Document to which the Company is a party has been duly executed and delivered by the Company; and each Transaction Document to which the Company is a party is the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law; and provided that no opinion is expressed as to the enforceability of indemnification provisions insofar as they relate to securities laws of the United States of America.

            5. The choice of law provisions in each Transaction Document which selects Colorado law as the governing law, will be upheld and enforced by the courts of the State of Colorado and federal courts sitting in and applying the laws of the State of Colorado. I advise you that a Colorado court may not strictly enforce certain limitations upon jurisdiction and upon place of trial if it concludes that such enforcement in a document governed by Colorado law would be contrary to public policy or unreasonable under the then existing circumstances.

            6. To my knowledge, except as previously disclosed to the Company in writing, which writing refers to the Stock Purchase Agreement, there is no Action pending or threatened against the Company or any property owned, leased, licensed or used by the Company that, individually or in the aggregate, if determined adversely to the Company, could have a Material Adverse Effect.

            7. The Shares have been duly authorized and reserved for issuance and, when issued and delivered to Group against payment therefor on the Closing Date, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive rights.

            8. The Warrant Shares to be issued and sold by the Company pursuant to the terms of the Warrant have been duly authorized and reserved for issuance and, when issued and delivered to Group against payment therefor as provided pursuant to the terms of the Warrant, will be validly issued, fully paid and non-assessable, and the issuance of the Warrant Shares will not be subject to any preemptive rights.

            9. The authorized capital stock of the Company consists of (A) 4,500,000 shares of Common Stock and (B) 100,000,000 shares of preferred stock, par value $.0001 per share, of which no shares are issued and outstanding. As of __________, 1997, there were (A) __________ shares of Common Stock issued and outstanding, (B) __________ shares of Common Stock held in the treasury of the Company and (C) __________ shares of Common Stock reserved for issuance upon exercise of outstanding stock options issued by the Company to (1) current and former directors or employees of the Company and its Consolidated Subsidiaries under the 1995 Non-Employee Director Stock Option Plan or the 1996 Incentive Stock Plan for the acquisition of 335,000 shares of Common Stock in the aggregate (of which there are exercisable options for __________ shares at an exercise price of $_____ per share and


                                  3.1(f)(5)-4
options for __________ shares at an exercise price of $_____ per share) and (2) three persons to acquire 34,000 shares of Common Stock in the aggregate (of which there are exercisable options for __________ shares with an exercise price of $_____ per share, options for __________ shares at an exercise price of $_____ per share and options for __________ shares at an exercise price of $_____ per share). As of the date hereof, there are __________ shares of Common Stock reserved for issuance. To my knowledge, the Company has no Equity Securities outstanding except as disclosed in this paragraph. The holders of the capital stock of the Company are not entitled to any preemptive rights to subscribe to any additional shares of capital stock of the Company.

            10. No Taxes (exclusive of income taxes, as to which no opinion is expressed) which have not been paid are required to be paid in connection with the execution and delivery of the Transaction Documents, the performance of any obligations under the Transaction Documents or the creation of any indebtedness under or evidenced by the Transaction Documents.

            The foregoing opinions are subject to the following qualifications, limitations and exceptions:

            (A) With respect to the opinions stated in clause (a) of paragraph 1, I have relied upon certificates from the Secretary of State of the State of Colorado and other public officials, which I assume to be true copies and which are attached hereto.

            (B) I express no opinion with respect to the following provisions to the extent that the same are contained in the Transaction Documents:

                  (i) provisions purporting to waive rights to notices,
            objections, demands, set-offs, legal defenses, statutes of limitation, counterclaims, provisions of law, jury trial, or other rights or benefits that cannot be waived under applicable law;

                  (ii) provisions granting powers of attorney or authority to execute documents or to act by power of attorney on behalf of another party;

                  (iii) provisions purporting to restrict access to courts or to legal or equitable remedies or purporting to establish exclusive forum jurisdiction or venue;

                  (iv) provisions providing for a set-off or subrogation; and

                  (v) provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction or for misstatements or omissions, to the extent that the same are inconsistent with public policy.


                                  3.1(f)(5)-5

            (C) In rendering the opinion expressed in paragraph 2 above, I have made no examination of any accounting or financial matters and express no opinion with the respect thereto.

                                      * * *

            I do not express any opinion herein concerning any law other than the laws of the State of Colorado and the federal law of the United States of America.

            The opinions set forth above are for your sole benefit with respect to the transactions contemplated by the Transaction Documents. This letter may not be used, circulated, quoted or otherwise referred to for any other purpose and may not be relied upon by any other person without my prior written consent.


                                        Very truly yours,


                                  3.1(f)(5)-6

                                   SCHEDULE I

                            TO OPINION OF COUNSEL FOR
                       INTERNET COMMUNICATIONS CORPORATION


                         Approvals, Consents and Filings


                                  3.1(f)(5)-7